UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 24, 2005
BROOKS AUTOMATION, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-25434	04-3040660

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 ELIZABETH DRIVE, CHELMSFORD, MA	01824

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (978) 262-2400.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-23.1 Consent of PricewaterhouseCoopers LLP
EX-99.1 Selected financial data
EX-99.2 Management's Discussion and Analysis
EX-99.3 Audited consolidated financial statements of Brooks

Item 8.01. Other Events.
     On July 11, 2005, Brooks Automation, Inc. (“Brooks”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Helix Technology Corporation (“Helix”), a Delaware corporation and Mt. Hood Corporation (“Mt. Hood”), a newly-formed Delaware corporation and a direct wholly-owned subsidiary of Brooks. Under the terms of the Merger Agreement, Mt. Hood will be merged (the “Merger”) with and into Helix, with Helix continuing as the surviving corporation. Each share of Helix common stock, par value $1.00 per share, other than shares held by Helix as treasury stock and shares held by Brooks and Mt. Hood, will be cancelled and extinguished and automatically converted into the right to receive 1.11 (“Exchange Ratio”) shares of Brooks common stock, par value $.01 per share. In addition, upon completion of the Merger, Brooks will assume all options then outstanding under Helix’s existing equity incentive plans, each of which will be exercisable for a number of shares of Brooks common stock (and at an exercise price) adjusted to reflect the Exchange Ratio.
     An effort to sell Brooks’ Specialty Equipment and Life Sciences division (“SELS”), formerly known as IAS, which provides standard and custom automation technology and products for the semiconductor, photonics, life sciences and certain other industries to a third party in October 2004 did not result in a definitive purchase and sale agreement and, as a result, Brooks began to wind down operations in SELS during the second fiscal quarter of 2005. In June 2005, Brooks signed definitive purchase and sale agreements to sell substantially all the assets of SELS. Effective June 2005, Brooks’ consolidated financial statements and notes have been reclassified to reflect this business as a discontinued operation in accordance with Financial Accounting Standards Board Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”
     In connection with the filing of a registration statement on Form S-4 to register the shares of Brooks common stock to be issued in the Merger, Brooks is filing this report to update information that was previously reported in its Annual Report on Form 10-K for the year ended September 30, 2004 to reflect the impact of the classification of its SELS division as a discontinued operation. Specifically, Brooks is filing selected consolidated financial data for the five years ended September 30, 2004, audited consolidated financial statements as of September 30, 2004 and 2003 and for each of the three years in the period ended September 30, 2004, and disclosures regarding Brooks’ results of operations and financial condition as of and for the periods reflected in these audited consolidated financial statements, including a description of factors that may affect future results (which appear as Exhibits 99.1, 99.2 and 99.3 to this report and are incorporated herein by reference), in each case to reflect the impact of the classification of its SELS division as a discontinued operation pursuant to FASB Statement No. 144. Brooks has not updated any of the information contained in this report for events that have occurred since September 30, 2004 other than to reflect the discontinuance of its SELS division. The information in this report should be read in conjunction with the rest of the information in Brooks’ Annual Report on Form 10-K for the year ended September 30, 2004, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP.

99.1	Selected consolidated financial data for Brooks as of and for the years ended September 30, 2004, 2003, 2002, 2001 and 2000.

99.2	Disclosures regarding Brooks’ results of operations and financial condition as of September 30, 2004 and 2003 and for each of the three years in the period ended September 30, 2004, including a description of factors that may affect future results.

99.3	Audited consolidated financial statements of Brooks, together with the report of PricewaterhouseCoopers LLP thereon, as of September 30, 2004 and 2003 and for each of the three years in the period ended September 30, 2004.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.
August 24, 2005	By:	/s/ Robert W. Woodbury, Jr.
Robert W. Woodbury, Jr.
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP.

99.1	Selected consolidated financial data for Brooks as of and for the years ended September 30, 2004, 2003, 2002, 2001 and 2000.

99.2	Disclosures regarding Brooks’ results of operations and financial condition as of September 30, 2004 and 2003 and for each of the three years in the period ended September 30, 2004, including a description of factors that may affect future results.

99.3	Audited consolidated financial statements of Brooks, together with the report of PricewaterhouseCoopers LLP thereon, as of September 30, 2004 and 2003 and for each of the three years in the period ended September 30, 2004.